Exhibit 10.21
Exhibit A
April 19, 2007 Summaries of Stock Purchase
and Stock Purchase Agreements
April 22, 2007
Eric Blachno
3333 Allen Parkway 804
Houston, TX 77019
Dear Eric:
          You and Synacor, Inc. (the “Company”) signed an offer letter dated as of April 6, 2007 (the “Offer Letter”). This letter supersedes and replaces Section 4 of the Offer Letter in its entirety and revises Section 7 of the Offer Letter, as described below. The remaining terms of the Offer Letter remain in full force and effect.
          4. Stock Rights. On April 19, 2007, the Company’s Board of Directors granted to you the following rights to purchase shares of the Company’s Common Stock: (a) a right to purchase 140,000 shares of the Company’s Common Stock (“First Stock Right”) and (b) a right to purchase 40,000 shares of the Company’s Common Stock (“Second Stock Right” and collectively with the First Stock Right, the “Stock Rights”), each as evidenced by the applicable Summary of Stock Purchase and Stock Purchase Agreement attached to this letter as Exhibit A. You acknowledge and agree that except for the Stock Rights, you are not entitled to receive nor do you have any rights or interests to any other capital stock of the Company, including (without limitation) any options to purchase shares of the Company’s Common Stock.
          7. Severance Pay. The last sentence of Section 7 is hereby deleted.
          We hope that you will accept this amendment to the Offer Letter. Except as amended by this letter agreement, the Offer Letter remains in full force and effect.
          If you have any questions, please call me at (716) 362-3305.

Very truly yours, Synacor, Inc.
/s/ Julia Culkin
Julia Culkin
Vice President of Human Resources

Exhibit A
April 19, 2007 Summaries of
Stock Purchase and Stock Purchase Agreements
I have read and accept this amendment to the Offer Letter:

/s/ Eric Blachno

Signature of Eric Blachno

Dated:	4/22/07